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                                                                    Exhibit 10.6



                                                                       EXECUTION
                                                                         VERSION

                  INTERCREDITOR AND SUBORDINATION AGREEMENT

            This Intercreditor and Subordination Agreement is entered into as of January 23, 2003, among Foothill Capital Corporation, a California corporation, in its capacity as agent (in such capacity, together with any successor in such capacity, the "Senior Agent") for the lenders who are from time to time parties to the Senior Loan Agreement referred to below (the "Senior Lenders"), U.S. Bank, National Association, a national banking association in its capacity as trustee (in such capacity, together with any successor in such capacity, the "Trustee") for the holders of the Notes (as defined below) issued under the Noteholder Indenture referred to below (the "Noteholders").

                                    RECITALS

            A. Concurrently herewith, the Borrower is entering into that certain Loan and Security Agreement, of even date herewith (the "Senior Loan Agreement"), with the Senior Lenders and the Senior Agent pursuant to which the Senior Lenders have agreed to extend certain financial accommodations to Abraxas Petroleum Corporation, a Nevada corporation (the "Borrower").

            B. Concurrently herewith, (i) as security for the prompt payment and performance of the Senior Indebtedness (as hereinafter defined), the Borrower is entering into certain mortgages, deeds of trust, debentures, security agreements, pledge agreements, collateral assignments and other security documents (collectively, the "Senior Security Documents") pursuant to which the Borrower is granting a lien on and a security interest in all of its assets to the Senior Agent for the benefit of the Senior Lenders, and (ii) each of the Guarantors (as defined herein) is guaranteeing (each a "Senior Guaranty") the obligations of the Borrower owing to the Senior Agent and the Senior Lenders under the Senior Loan Agreement and, as security for the prompt payment and performance of its obligations under the Senior Guaranty, each Guarantor is entering into certain mortgages, deeds of trust, debentures, security agreements, pledge agreements, collateral assignments and other security documents (collectively, the "Senior Guaranty Documents"), pursuant to which each such Guarantor is granting a lien on and a security interest in all of its assets to the Senior Agent for the benefit of the Senior Lenders.

            C. Concurrently herewith, each of the Obligors is entering into the Indenture, dated as of January 23, 2003 (the "Noteholder Indenture"), among each of the Obligors and the Trustee, pursuant to which the Borrower has agreed to issue its 11-1/2% Secured Notes due 2007.

            D. Concurrently herewith, (i) as security for the prompt payment and performance of the Junior Indebtedness (as hereinafter defined), the Borrower is entering into certain mortgages, deeds of trust, debentures, security agreements, pledge agreements, collateral assignments and other security documents (the "Noteholder Security Documents") pursuant to which the Borrower is granting a lien on and a security interest in all of its assets to the Trustee for the benefit of the Noteholders, and (ii) each of the Guarantors is guaranteeing the obligations of the Borrower owing to the Noteholders under the Noteholder Indenture and, as security for the

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prompt payment and performance of its guaranty obligations, each Guarantor is entering into certain mortgages, deeds of trust, debentures, security agreements, pledge agreements, collateral assignments and other security documents (collectively, the "Noteholder Guaranty Documents"), pursuant to which each such Guarantor is granting a lien on and a security interest in all of its assets to the Trustee for the benefit of the Noteholders.

            E. The Senior Agent and the Trustee wish to agree as to the priority of the repayment of the Senior Indebtedness and the Junior Indebtedness, and the rights of each with respect thereto, and as to their respective liens upon and security interests in the Collateral (as hereinafter defined) and as to certain other rights, priorities, and interests as between and among the Senior Agent and the Senior Lenders and the Trustee and the Noteholders.

                                    AGREEMENT

            In consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which the Senior Agent and the Trustee hereby acknowledge, the Senior Agent and the Trustee hereby agree as follows:

            1. Definitions and Rules of Construction.

                  (a) DEFINITIONS. The following terms, as used in this Agreement, shall have the following meanings:

                  "ACCOUNTS" and "INVESTMENT PROPERTY" shall have the meanings assigned to them under Article 9 of the UCC.

                  "AGREEMENT" means this Intercreditor and Subordination Agreement together with any and all amendments, extensions, modifications, riders, addenda, exhibits, and schedules hereto.

                  "BANK PRODUCT AGREEMENT" means any agreement for any service or facility extended to the Borrower or any of its Subsidiaries by the Senior Agent or the Senior Lenders or any Affiliate of the Senior Agent or the Senior Lenders including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

                  "BANKRUPTCY CASE" means any proceeding commenced by or against any Borrower or any Guarantor, under any provision of the Bankruptcy Code or under any other federal, provincial or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

                  "BANKRUPTCY CODE" means (i) the United States Bankruptcy Code (11 U.S.C. ss. 101, ET SEQ.), as amended, and any successor statute, (ii) the Bankruptcy and Insolvency Act (Canada) and any successor statute or (iii) the Companies' Creditors Arrangement Act


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(Canada), as applicable or any similar legislation in a relevant jurisdiction and any successor statute, in each case as in effect from time to time.

                  "BOOKS" means any Obligor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

                  "BORROWER" has the meaning set forth in the preamble to this Agreement.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close in New York City.

                  "COLLATERAL" means all assets and property of each Obligor, including, without limitation, all of each Obligor's presently existing and hereafter acquired personal property, including, without limitation, such Obligor's Accounts, Books, deposit accounts, Equipment, General Intangibles and DDA's, Inventory, Investment Property and Negotiable Collateral, Oil and Gas Properties; all of each Obligor's Real Property and leases for Real Property; all proceeds and insurance proceeds of the foregoing; all money or other assets of each Obligor that now or hereafter come into the possession, custody, or control of a Secured Creditor; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles and DDA's, Inventory, Investment Property, Negotiable Collateral, Oil and Gas Properties, Real Property, leases for Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein.

                  "COMMODITY HEDGING AGREEMENT" means a commodity hedging or purchase agreement or similar arrangement entered into with the intent of protecting against fluctuations in commodity prices or the exchange of notional commodity obligations, either generally or under specific contingencies.

                  "CURRENCY PROTECTION AGREEMENT" means a currency swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in currency values, either generally or under specific contingencies.

                  "DDA" means any checking or other demand deposit account maintained by any Obligor.

                  "DOCUMENTS" means, collectively, the Senior Documents and the Noteholder Documents.

                  "EQUIPMENT" means all of Obligors' now owned or hereafter acquired right, title, and interest with respect to equipment (including gaming equipment), machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), vessels, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.



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                  "GENERAL INTANGIBLES" means all of each Obligor's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, judgments, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, designs, inventions, trade names, trade secrets, d/b/a's, Internet domain names, logos, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "GOVERNMENTAL AUTHORITY" means any federal (including the federal government of Canada), state, local, provincial or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "GUARANTOR" and GUARANTORS" means Sandia Oil & Gas Corporation, a Texas corporation, Sandia Operating Corp., a Texas corporation, Eastside Coal Company, Inc., a Colorado corporation, Western Associated Energy Corporation, a Texas corporation, Wamsutter Holdings Inc., a Texas corporation, and Grey Wolf Exploration Inc., an Alberta corporation, and shall include any Person that becomes a guarantor of the Senior Indebtedness or the Junior Indebtedness after the date hereof.

                  "HEDGING AGREEMENT" means any Currency Protection Agreement, any Interest Rate Protection Agreement or Commodity Hedging Agreement.

                  "HYDROCARBON INTERESTS" means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases, or other liquid or gaseous hydrocarbon leases, mineral fee, term or lease interests, farm-outs, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

                  "HYDROCARBONS" means oil, gas, coal seam gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products and byproducts refined, separated, settled and dehydrated therefrom and all products and byproducts refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur, geothermal steam, water, carbon dioxide, and all other minerals.

                  "INTEREST RATE PROTECTION AGREEMENT" an interest rate swap, cap or collar agreement or similar arrangement entered into with the intent of protecting against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under specific contingencies.



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                  "INVENTORY" means all of each Obligor's now owned or hereafter acquired right, title, and interest with respect to inventory (as defined in the UCC), including extracted Hydrocarbons and other goods held for sale or lease or to be furnished under a contract of service, goods that are leased by any Obligor as lessor, goods that are furnished by any Obligor under a contract of service, and raw materials, work in process, or materials used or consumed in any Obligor business.

                  "JUNIOR INDEBTEDNESS" means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, obligations (including, without limitation, any prepayment premium), fees, expenses or indemnities of the Obligors owing to the Noteholders and the Trustee under the Noteholder Documents, whether direct or indirect, whether contingent (including in respect of any Noteholder Guaranty or the Registration Rights Agreement referred to in the definition of Noteholder Documents) or of any other nature, character, or description (including all interest and other amounts accruing after commencement of any Bankruptcy Case, and any interest and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or extensions of such amounts to the extent permitted under this Agreement.

                  "MAXIMUM SENIOR INDEBTEDNESS" means, at any time of determination, the sum of (a) $50 million less the aggregate amount applied from time to time to repay the principal amount of the Senior Indebtedness which is accompanied by a corresponding permanent reduction of the Revolver Commitment (as defined in the Senior Loan Agreement) plus (b) (x) $15 million, if the then applicable Revolver Commitment under the Senior Loan Agreement is $25 million or greater, (y) $10 million, if the then applicable Revolver Commitment under the Senior Loan Agreement is less than $25 million and greater than or equal to $15 million or (z) $5 million, if the then applicable Revolver Commitment under the Senior Loan Agreement is less than $15 million; PROVIDED, HOWEVER, that in no event shall Indebtedness constituting Bank Product Obligations or Related Senior Indebtedness be included in the calculation of Maximum Senior Indebtedness.

                  "NEGOTIABLE COLLATERAL" means all of each Obligor's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "NOTEHOLDER DOCUMENTS" means, collectively, the Noteholder Indenture, the Noteholder Security Documents, the Noteholder Guaranty Documents and any other document, instrument, mortgage or agreement now existing or in the future entered into evidencing, documenting, securing, or otherwise relating to the Junior Indebtedness or the Collateral (including, without limitation, the Registration Rights Agreement, dated January 23, 2003, by and among Jefferies & Company, Inc. as the dealer manager on behalf of the tendering Noteholders, the Borrower and the Guarantors), together with any amendments, replacements, substitutions, or restatements thereof.

                  "NOTEHOLDER GUARANTY DOCUMENTS" has the meaning set forth in the Recitals to this Agreement.


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                  "NOTEHOLDER INDENTURE" has the meaning set forth in the
Recitals to this Agreement.

                  "NOTEHOLDER SECURITY DOCUMENTS" has the meaning set forth in the Recitals to this Agreement.

                  "NOTEHOLDERS" has the meaning set forth in the preamble to this Agreement.

                  "OBLIGORS" means, collectively, the Borrower and each Guarantor and each other Person who becomes a Borrower or a Guarantor under the Documents.

                  "OIL AND GAS PROPERTIES" means all Hydrocarbon Interests; personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; pipelines, gathering lines, compression facilities, tanks and processing plants; oil and wells, gas wells, water well, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, treating and compression), and water systems (for treating, disposal and injection); interests held in royalty trusts whether presently existing or hereafter created; Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or Real Property and including any and all surface leases, rights-of-way, easements and servitude together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; oil, gas and mineral leasehold, fee and term interests, overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests, leases, subleases, farmouts and any and all other interests in Hydrocarbons; in each case whether now owned or hereafter acquired directly or indirectly.

                  "PAID IN FULL" means the indefeasible final payment in full in cash of all Senior Indebtedness in accordance with the Senior Documents and such payment shall not be subject to defeasance, disgorgement, repayment or return for any reason whatsoever.

                  "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.


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                  "REAL PROPERTY" means all present and future interests of any
Obligor as owner, lessee, or otherwise, in real property, with respect to which any Secured Creditor, has been or is in the future granted a lien or security interest, including all rents, issues, and profits or other proceeds arising therefrom, including insurance proceeds, any interest arising from an option to purchase or lease any such assets, and all of such Obligor's books and records relating thereto.

                  "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "RELATED SENIOR INDEBTEDNESS" means (i) any indebtedness of any Obligor under the Senior Documents related to any fees and expenses incurred by any Obligor in connection with any Senior Document, including, without limitation, to Persons not affiliated to any Obligor or any of its Subsidiaries in connection with any amendment (including any amendment and restatement thereof), supplement, replacement, restatement or other modification from time to time, including any agreements (and related instruments and documents) extending the maturity of, refinancing, replacement or other restructuring of all or any portion of the Indebtedness under any such Senior Document or any successor or replacement agreements (and related instruments and documents) and
(ii) any capitalized interest, fees, or other expenses incurred by any Obligor whether or not charged to a loan account or any similar account created under the Senior Documents.

                  "SECURED CREDITOR" means any of the Senior Agent, the Senior Lenders, the Trustee or the Noteholders, or any successor or assignee of any of them, or any future holder of Senior Indebtedness or Junior Indebtedness, respectively.

                  "SECURED CREDITOR REMEDIES" means any action by a Secured Creditor in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including, without limitation: (i) the exercise of any remedies or rights of a "Secured Creditor" under Article 9 of the UCC, such as, without limitation, the notification of account debtors; (ii) the exercise of any remedies or rights as a mortgagee or beneficiary (or by the trustee on behalf of the beneficiary), including, without limitation, the appointment of a receiver, or the commencement of any foreclosure proceedings or the exercise of any power of sale, including, without limitation, the placing of any advertisement for the sale of any Collateral;
(iii) the exercise of any remedies available to a judgment creditor; (iv) the exercise of any rights of forfeiture, recession or repossession of any assets, or (v) any other remedy available in respect of the Collateral available to such Secured Creditor under any Document to which it is a party or under applicable law, provided that Secured Creditor Remedies shall not include any action taken by a Secured Creditor solely to (A) correct any mistake or ambiguity in any Documents or (B) remedy or cure any defect in or lapse of perfection of the lien of a Secured Creditor in the Collateral.

                  "SECURED CREDITORS' INDEBTEDNESS" means, collectively, the Senior Indebtedness and the Junior Indebtedness.

                  "SENIOR AGENT" has the meaning set forth in the Recitals to this Agreement and shall include any successor agent under the Senior Loan Agreement or any replacement or


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refinancing thereof and shall serve as the Senior Credit Facility
Representative, as such term is used in the Noteholder Indenture.

                  "SENIOR DOCUMENTS" means, collectively, the Senior Loan Agreement, the Senior Security Documents, any Loan Documents (as defined in the Senior Loan Agreement), the Senior Guaranty, the Senior Guaranty Documents and any other document, instrument or agreement now existing or in the future entered into evidencing, documenting, securing or otherwise relating to the Senior Indebtedness or the Collateral, together with, to the extent not prohibited by Section 14(a) of this Agreement, any amendments, replacements, substitutions, or restatements thereof.

                  "SENIOR GUARANTY" has the meaning set forth in the Recitals to this Agreement.

                  "SENIOR GUARANTY DOCUMENTS" has the meaning set forth in the Recitals to this Agreement.

                  "SENIOR INDEBTEDNESS" means any and all presently existing or hereafter arising indebtedness, reimbursement obligations, claims, debts, liabilities, obligations (including, without limitation, any prepayment premium), expenses or fees or indemnities (including all fees set forth in the Fee Letter (as defined in the Senior Loan Agreement)) of the Obligors owing to the Senior Agent and the Senior Lenders under the Senior Documents (including, without limitation, any Bank Product Agreement), whether direct or indirect, whether contingent (including in respect of the Senior Guaranty) or of any other nature, character, or description (including all interest and other amounts accruing after commencement of any Bankruptcy Case, and all interest and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or, to the extent permitted in Section 14(a) hereof, extensions of such amounts.

                  "SENIOR LENDERS" has the meaning set forth in the preamble to this Agreement and shall include all subsequent holders of the Senior Indebtedness.

                  "SENIOR LOAN AGREEMENT" has the meaning set forth in the Recitals to this Agreement.

                  "SENIOR SECURITY DOCUMENTS" has the meaning set forth in the Recitals to this Agreement.

                  "SPECIFIED COLLATERAL" has the meaning set forth in Section 12 of this Agreement.

                  "UCC" means the Uniform Commercial Code as adopted in the State of New York, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or effect of perfection.


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                  (b) UCC DEFINITIONS. All other capitalized terms used in this
Agreement that are defined in the UCC shall have the meanings given to them in the UCC unless otherwise expressly defined herein.

                  (c) OTHER DEFINITIONAL PROVISIONS. When used in this
Agreement: (i) the words "herein," "hereof," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement; (ii) the words "include," "includes," and "including" are not limiting; the word "or" has, except where otherwise required by the context, the inclusive meaning represented by the phrase "and/or"; (iii) unless otherwise specified, the words "Section," "Schedule" and "Exhibit" refer to Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified; and
(iv) the singular number includes the plural, and vice versa, whenever the context so requires.

                2. SUBORDINATION OF JUNIOR INDEBTEDNESS.

                  2.1 BLOCKAGE OF PAYMENTS TO THE NOTEHOLDERS. (a) No payment in cash or other property or otherwise (excluding securities that are subordinated to the Senior Indebtedness to the same extent as, or more deeply than, the Junior Indebtedness is subordinated to the Senior Indebtedness pursuant to this Agreement) on account of any Junior Indebtedness shall be made by or on behalf of the Obligors, and neither the Trustee nor the Noteholders will ask, demand, sue for, take, or receive any such payment, directly or indirectly, from or on behalf of the Obligors, if at the time of such payment or immediately after giving effect thereto there shall have occurred and be continuing an Event of Default (as defined in any Senior Documents) which Event of Default arises out of the failure to make any payment with respect to any Senior Indebtedness, in each case, until all Senior Indebtedness has been Paid in Full.

                  (b) Upon the occurrence of any Event of Default under any Senior Documents other than an Event of Default described in paragraph (a) of this Section 2.1, and upon receipt by the Trustee of written notice of such occurrence (a "Blockage Notice"), no payment in cash or other property or otherwise (excluding securities that are subordinated to the Senior Indebtedness to the same extent as, or more deeply than, the Junior Indebtedness is subordinated to the Senior Indebtedness) on account of any Junior Indebtedness shall be made by or on behalf of the Obligors, and neither the Trustee nor the Noteholders will ask, demand, sue for, take, or receive any such payment, directly or indirectly, from or on behalf of the Obligors, during a period (the "Payment Blockage Period") commencing on the date of receipt of a Blockage Notice by the Trustee and ending 180 days thereafter, or on such earlier date, if any, which all Senior Indebtedness has been Paid in Full or such Event of Default is waived in writing by the Senior Lenders. There shall be at least 180 consecutive days during which no Payment Blockage Period is in effect during any period of 365 consecutive days.

                  (c) If at any time following a blockage of payments to the Trustee pursuant to paragraph (a) or (b) of this Section 2.1, the Trustee and the Noteholders are no longer prohibited from receiving any payments with respect to the Junior Indebtedness by such paragraphs, the Trustee and the Noteholders shall be entitled to receive all payments with respect to the Junior Indebtedness that have been blocked together with any default interest to the extent provided for in the Noteholder Documents.


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                2.2 PROHIBITION OF PAYMENTS OF JUNIOR INDEBTEDNESS ON
ACCELERATION OR IN BANKRUPTCY CASE. (a) Upon (i) any acceleration of any Junior Indebtedness or (ii) any payment or distribution of assets of any Obligor, of any kind or character, whether in cash, property or securities, following the commencement of a Bankruptcy Case, all amounts due or to become due upon all Senior Indebtedness shall first be Paid in Full before any payment is made on account of any of the Junior Indebtedness; and following the commencement of a Bankruptcy Case, any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, to which the Trustee or the Noteholders would be entitled, except for the provisions hereof, shall be paid by any Obligor or any other Person making such payment or distribution, or by the Trustee or the Noteholders if received by it, directly to the Senior Lenders, to the extent necessary to result in all Senior Indebtedness being Paid in Full, before any payment or distribution is made to the Noteholders.

                  (b) In any Bankruptcy Case by or against any Obligor,

                      (i) the Senior Lenders may, and are hereby irrevocably authorized and empowered (in their own name or in the name of the Trustee, the Noteholders or otherwise), but shall have no obligation, to, (A) demand, sue for, collect and receive every payment or distribution owing directly or indirectly to the Noteholders referred to in this Section 2.2 and give acquittance therefor and (B) file claims and proofs of claim in respect of the Junior Indebtedness and take such other action as the Senior Lenders may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Lenders hereunder, provided that the Senior Lenders may only file claims and proofs of claims in respect of the Junior Indebtedness or take any other action referred to in this Section 2.2(b)(i) if there shall remain not more than 30 days before such action is barred, prohibited or otherwise cannot be taken; and

                      (ii) the Trustee and each Noteholder will use commercially reasonable best efforts to take such action as the Senior Lenders may reasonably request (at the Senior Lender's expense) (A) to collect the Junior Indebtedness for the account of the Senior Lenders and to file appropriate claims or proofs of claim with respect thereto, (B) to execute and deliver to the Senior Lenders such powers of attorney, assignments or other instruments as the Senior Lenders may request in order to enable them to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Junior Indebtedness, and (C) to collect and receive for the account of the Senior Lenders any and all payments or distributions which may be payable or deliverable upon or with respect to the Junior Indebtedness.

                2.3 PAYMENTS HELD IN TRUST/TURNOVER. In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Obligor, whether in cash, property or securities, prohibited by this Agreement shall be received by the Trustee or any Noteholder before all Senior Indebtedness is Paid in Full such payment or distribution shall be held in trust for the benefit of and shall be paid over to or delivered to the Senior Lenders, until all such Senior Indebtedness shall have been Paid in Full.

                2.4 SUBROGATION, ETC. No payment or distribution to the Senior Lenders pursuant to the provisions of this Agreement shall entitle the Trustee or the Noteholders to exercise any rights of subrogation, contribution, reimbursement or indemnity in respect thereof until all Senior Indebtedness shall have been Paid in Full. After the Senior Indebtedness has been Paid in Full, the Noteholders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets of the Obligors applicable to the Senior Indebtedness until all amounts owing in respect of the Junior Indebtedness shall be Paid in Full, and for the purpose of such subrogation, no such payments or distributions to the Senior Lenders by or on behalf of the Obligors or by or on behalf of the Trustee or the Noteholders by virtue of this Agreement which otherwise would have been made to the Trustee or the Noteholders shall, as among the Obligors, their creditors other than the Senior Lenders and the Trustee and the Noteholders, be deemed to be payment by the Obligors to or on account of the Trustee or the Senior Indebtedness, it being understood that the above provisions relating to subordination are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand, and the Trustee and the Noteholders, on the other hand.

                3. PERMITTED LIENS AND RELATIVE PRIORITIES. As among the Secured Creditors, and notwithstanding the terms (including the description of Collateral), dating, execution, or delivery of any document, instrument, or agreement; the time, order, method, or manner of granting, or perfection of any security interest or lien; the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any other documents, instruments, or agreements under the UCC or any other applicable law; and any provision of the UCC or any other applicable law to the contrary, the Secured Creditors agree:

                  (a) The Senior Agent, on behalf of and for the benefit of the Senior Lenders, shall have a first priority security interest in and lien upon the Collateral; and

                  (b) The Trustee, on behalf of and for the benefit of the Noteholders shall have a second priority security interest in and lien upon the Collateral.

                For purposes of the foregoing allocation of priorities, any claim of a right to a setoff shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

                4. NO ALTERATION OF PRIORITY. The lien and security interest priorities provided in Section 3 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or (to the extent permitted in Section 14(a) hereof) refinancing of any of the Senior Indebtedness or any Junior Indebtedness nor by any action or inaction which any Secured Creditor may take or fail to take in respect of the Collateral. The Secured Creditors consent to the Obligors' granting to each other Secured Creditor the liens and security interests reflected in Section 3.

                5. PERFECTION. Each of the Secured Creditors shall be solely responsible for, and nothing herein shall prohibit any Secured Creditor from, perfecting and maintaining the perfection of its lien or security interest in any of the Collateral in which such party has been granted a lien or security interest. The provisions of this Agreement are intended solely to govern the respective priorities as among the Secured Creditors. The Trustee, on behalf of the Noteholders agrees that it will not directly or indirectly take any action to contest or challenge the validity, legality, perfection, priority, availability, or enforceability of the liens of any Senior

Lenders upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise.

                6. EXERCISE OF REMEDIES; MANAGEMENT OF COLLATERAL. Notwithstanding anything to the contrary contained in any of the Documents:

                  (a) Subject to Section 7, until all Senior Indebtedness has been Paid in Full: (i) the Senior Lenders shall have the exclusive right to manage, perform, and enforce the terms of the Senior Documents with respect to the Collateral and to exercise and enforce all privileges and rights thereunder in their sole discretion, including, without limitation, the exclusive right to enforce or settle insurance claims with respect to Collateral, take or retake control or possession of Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate Collateral; (ii) the Trustee on behalf of the Noteholders shall not exercise any Secured Creditor Remedies with respect to Collateral or commence, or join with any other creditor other than the Senior Lenders in commencing, any Bankruptcy Case; and (iii) any and all proceeds of Collateral which shall come into the possession, control, or custody of the Trustee or the Noteholders will be deemed to have been received for the account of the Senior Lenders and shall be immediately paid over to the Senior Lenders. In connection with the provisions of clause 6(a)(i) above, the Trustee and the Noteholders waive any and all rights to affect the method or challenge the appropriateness of any action by the Senior Lenders with respect to the Collateral, and waive any claims or defenses they may have against the Senior Lenders, including any such claims or defenses based on any actions or omissions of any such person in connection with the perfection, maintenance, enforcement, foreclosure, sale, liquidation or release of any lien or security interest therein, or any modification or waiver of any Senior Documents.

                  (b) The rights and priorities set forth in this Agreement shall remain binding irrespective of the terms of any plan of reorganization in a Bankruptcy Case or other provisions of the Bankruptcy Code or any similar federal or state statute.

                7. SALE OF COLLATERAL.

                  (a) Subject to clause (b) of this Section 7, until the Senior Indebtedness has been Paid in Full: (i) only the Senior Lenders shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the Collateral; and (ii) upon an event of default under any Senior Document, the Trustee will, immediately upon the request of the Senior Lenders, release or otherwise terminate its liens and security interests upon the Collateral, to the extent such Collateral is sold or otherwise disposed of by any Obligor with the consent of the Senior Lenders in accordance with the Senior Documents, and the Trustee will immediately deliver such release documents as the Senior Lenders may require in connection therewith to the extent the proceeds of such sale or other dispositions are applied to the Senior Indebtedness until Paid in Full; PROVIDED, HOWEVER, that if any such sale or disposition results in a surplus after the Senior Indebtedness has been Paid in Full, such surplus shall be paid to the Trustee, for the benefit of the Noteholders, for application in accordance with the terms of the Noteholder Documents.

                  (b) Upon the occurrence and during the continuance of an event of default under any Noteholder Documents, subject at all times to the provisions of Section 6(a)(iii), commencing 180 days after receipt by the Senior Lenders of the written declaration of the Noteholders or the Trustee on behalf of the Noteholders of such event of default, the Noteholders may take action to exercise their Secured Creditor Remedies or commence a Bankruptcy Case, but, in the case of such action to exercise their Secured Creditor Remedies, only so long as the Senior Lenders are not diligently pursuing in good faith the exercise of their Secured Creditor Remedies, or are attempting to vacate any stay of enforcement of their liens on, a material portion of the Collateral, including, without limitation, any or all of the following: solicitation of bids from third parties to conduct the liquidation of all or a material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling a material portion of the Collateral, the commencement of any action to foreclose on its liens on all or any material portion of the Collateral, notification of account debtors to make payments to the Senior Lenders or their agents, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral, provided that, notwithstanding the foregoing, such 180 day period shall be tolled during such time as both the Senior Lenders and the Noteholders are stayed from enforcing their liens on a material portion of the Collateral to the extent the Senior Lenders used reasonable efforts to attempt to vacate such stay or made a reasonable determination that any action to vacate such stay would have been without any merit. In addition to and not by way of limitation of the foregoing, at no time shall the Noteholders take any action prejudicial to or inconsistent with Senior Lenders' rights and senior priority secured position with respect to the Obligors or the assets or property of the Obligors including, without limitation, that the Noteholders shall not take any action that will impede, interfere with, restrict, or restrain the exercise by the Senior Lenders of their rights and remedies under the Senior Documents. If the Noteholders shall attempt any Secured Creditor Remedies or attempt any other action prohibited or restricted under this Agreement, any Obligor or the Senior Lenders may interpose as a defense or plea the making of this Agreement and the Senior Lenders may intervene and interpose such defense in its name or in the name of any Obligor and any Obligor or the Senior Lenders may by virtue of this Agreement restrain the enforcement thereof in the name of any Obligor or the Senior Lenders. Notwithstanding anything to the contrary, any payment or distribution of cash, assets or securities of any Obligor received by the Trustee or the Noteholders prior to all Senior Indebtedness being Paid in Full (other than interest paid-in-kind on the Junior Indebtedness), shall be held by the Trustee or the Noteholders in trust for and paid over to the Senior Lenders for application to the Senior Indebtedness until such Senior Indebtedness is Paid in Full.

                  (c) This Section 7 shall not be construed in any way to limit or impair the right of (i) any Secured Creditor to bid for and purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any other Secured Creditor, (ii) the Noteholders to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to such Collateral initiated by the Senior Lenders thereon, so long as it does not delay or interfere with the exercise by the Senior Lenders of their rights and
(iii) subject to the terms of this Agreement, the right of the Noteholders on any Collateral to receive payments from the proceeds of the collection, sale or other disposition of such Collateral.

                8. SECTIONS 9-611 AND 9-613 NOTICE AND WAIVER OF MARSHALLING. Each Secured Creditor hereby acknowledges that this Agreement shall constitute notice of the other Secured Creditors' respective interests in the Collateral as provided by Sections 9-611, 9-613 of the UCC and each of the Secured Creditors waives any right to compel the other Secured Creditors to marshal any of the Collateral or to seek payment from any particular assets of any Obligor or from any third party.

                9. INSURANCE OR CONDEMNATION. In the event of:

                  (a) a taking or threatened taking by condemnation or other eminent domain of all or any portion of any Real Property or any Oil and Gas Property (collectively, a "Taking") or

                  (b) the occurrence of a fire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a "Casualty"):

                      (i) the Noteholders hereby waive any right to participate or join in any adjustment, compromise, or settlement of any claims resulting from a Taking or a Casualty with respect to any Collateral;

                      (ii) all proceeds received or to be received on account of a Taking and/or Casualty shall be applied in the manner or manners provided for in the Senior Documents; and

                      (iii) the Noteholders agree to execute and deliver any documents, instruments, agreements or further assurances required to effectuate any of the foregoing.

                10. BANKRUPTCY ISSUES.

                  (a) Except as provided in this Section 10, this Agreement shall continue in full force and effect after the commencement of a Bankruptcy Case (all references herein to Obligors being deemed to apply to Obligors as debtor-in-possession and to a trustee for Obligors' estate in a Bankruptcy
Case), and shall apply with full force and effect with respect to all Collateral acquired by such Obligors, and to all Secured Creditors' Indebtedness incurred by Obligors, subsequent to such commencement.

                  (b) If any Obligor shall become subject to a Bankruptcy Case, and if the Senior Agent and the Senior Lenders shall desire to permit the use of cash collateral or to provide post-petition financing to such Obligor, the Noteholders agree as follows: (i) adequate notice to the Noteholders shall be deemed to have been provided for such use of cash collateral or post-petition financing if the Trustee receives written notice thereof at least three (3) Business Days prior to any hearing on a request to approve such use of cash collateral or post-petition financing; and (ii) no objection will be raised by the Noteholders to any such use of cash collateral or such post-petition financing by the Senior Agent and the Senior Lenders, provided that (x) the Trustee, on behalf of and for the benefit of the Noteholders, or the Noteholders are granted the same liens and security interests on the post-petition Collateral that may be granted to or for the benefit of the Senior Agent and the Senior Lenders, junior only to the liens or security interests of the Senior Agent and the Senior Lenders therein and (y) the aggregate principal amount of pre-petition secured indebtedness together with the aggregate principal amount of financing in such Bankruptcy Case will not exceed, at the time of determination, the Maximum Senior Indebtedness (excluding any Related Senior Indebtedness and Senior Indebtedness under any Bank Product Agreement). No objection will be raised by the Noteholders to the Senior Agent's motion for relief from the automatic stay in any proceeding under the Bankruptcy Code to foreclose on and sell the Collateral.

                11. NOTICE OF DEFAULT AND CERTAIN EVENTS. Each Secured Creditor (or the Senior Agent or the Trustee, as applicable) shall send written notice to each other Secured Creditor (or the Senior Agent or the Trustee, as applicable) upon the occurrence of any of the following as applicable:

                  (a) the declaration of any default under such Secured Creditor's Documents, or the acceleration of any of such Secured Creditor's Indebtedness; or

                  (b) the commencement of any sale or liquidation of, or realization upon, any of the Collateral.

                Each such notice shall be sent to each other Secured Creditor (or the Senior Agent or the Trustee, as applicable) contemporaneously with the sending of such notice to Obligors if and when sent under the applicable Documents. The failure of any Secured Creditor to give such notice shall not affect the relative lien or security interest priorities or the other privileges of such Secured Creditor as provided in this Agreement or give rise to any liability.

                12. BAILMENT. With respect to any Collateral in which a security interest may be perfected under the UCC or other relevant law by possession or with respect to which the rights or interests granted to the Noteholders may be precluded by or inconsistent with the rights or interests granted to the Senior Lender ("Specified Collateral"), the Senior Lenders will act as pledgeholder and/or bailee for the Noteholders until the Senior Indebtedness is Paid in Full, whereupon possession of or the other rights with respect to any such Specified Collateral remaining shall be immediately transferred to the Trustee for the benefit of the Noteholders; and immediately upon such transfer of possession or the other rights the Trustee shall become the pledgeholder and/or the bailee of the Specified Collateral for the benefit of the Noteholders. The Trustee acknowledges and agrees that: (a) the Senior Lenders do not make any representation or warranty whatsoever as to the nature, extent, description, validity or priority of any Specified Collateral or the security interests in or liens upon any Specified Collateral; (b) while any Specified Collateral is held by the Senior Lenders, the Senior Lenders shall not have any liability to, and shall be held harmless by, the Noteholders, for any losses, damages, claim, or liability of any kind to the extent arising out of the holding of such Specified Collateral, other than losses, damages, claims, or liabilities arising out of the Senior Lender's gross negligence or willful misconduct; (c) the Senior Lender need not act as a pledgeholder for the Noteholders with respect to any Collateral in which a security interest may be perfected by means other than possession; (d) the Trustee and the Noteholders shall immediately deliver to the Senior Lenders any Specified Collateral that is now in or in the future comes into their possession until the Senior Indebtedness is Paid in Full; and (e) the priority of the Secured Creditors' security interests in and liens upon the Specified Collateral shall be governed by the terms of this Agreement.

                13. AUTHORITY OF THE SENIOR AGENT AND THE TRUSTEE.

                  (a) The Senior Agent represents and warrants that the execution, delivery and performance by it of this Agreement has been duly authorized by the Senior Lenders and that this Agreement constitutes the legal, valid and binding obligation of the Senior Agent and the Senior Lenders, enforceable against each of them in accordance with its terms.

                  (b) The Trustee represents and warrants that the execution, delivery and performance by it of this Agreement has been duly authorized by the Noteholders and that this Agreement constitutes the legal, valid and binding obligation of the Trustee and the Noteholders, enforceable against each of them in accordance with its terms.

                  (c) The Trustee agrees that any assignment or transfer of an interest in any of the Junior Indebtedness shall be made expressly subject to the terms and conditions of this Agreement. The Senior Agent is the agent for the Senior Lenders for all purposes of this Agreement and each Person that becomes a Senior Lender after the date of this Agreement shall execute and deliver to the Senior Agent an acknowledgment and consent to the terms of this Agreement. The Trustee is the trustee for the Noteholders for all purposes of this Agreement and each Person that becomes a Noteholder after the date of this Agreement shall execute and deliver to the Trustee an acknowledgement and consent to the terms of this Agreement.

                14. MODIFICATION OF DOCUMENTS; ADDITIONAL COVENANTS.

                  (a) The Trustee agrees that the Senior Lenders shall have absolute power and discretion, without notice to the Noteholders, to deal in any manner with the Senior Indebtedness, including, but not by way of limitation, the power and discretion to do any of the following: (i) any demand for payment of any Senior Indebtedness may be rescinded in whole or in part, and any Senior Indebtedness may be continued, and the Senior Indebtedness or the liability of Obligors upon or for any part thereof, or any Collateral or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released; and (ii) the Senior Documents may be amended, modified, supplemented, refinanced, renewed, refunded, extended or terminated, in whole or in part, as the Senior Lenders may deem advisable from time to time, provided that, notwithstanding clauses (i) and (ii) above, the Senior Lenders shall not (A) increase the principal amount of the Senior Indebtedness (excluding any Related Senior Indebtedness and Senior Indebtedness under any Bank Product Agreement) to a principal amount in excess of the Maximum Senior Indebtedness, less the outstanding Term Loan (as defined in the Senior Loan Agreement) or (B) extend the final maturity of the Senior Indebtedness beyond January 23, 2008, and (iii) any Collateral may be sold, exchanged, waived, surrendered, or released. The Noteholders will remain bound under this Agreement, and the subordination provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release, in each case, to the extent permitted by this Agreement. The Senior Indebtedness shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Agreement, and all dealings between the Senior Lenders on the one hand, and the Obligors, on the other hand, shall be deemed to have been consummated in reliance upon this Agreement.

                  (b) Without the prior written consent of the Senior Lenders, the Noteholders agree not to amend, modify or supplement, in whole or in part, any terms or provisions of any Noteholder Document in a manner adverse to the Senior Agent or the Senior Lenders.

                  (c) So long as any of the Senior Indebtedness shall remain outstanding, the Noteholders will not, without the prior written consent of the Senior Lenders:

                      (i) (A) except as otherwise expressly permitted in this Agreement, cancel or otherwise discharge any Junior Indebtedness (except upon payment in full thereof to the Noteholders or the Senior Lenders as contemplated hereby), or (B) subordinate any Junior Indebtedness to any indebtedness of any Obligor other than the Senior Indebtedness; or

                      (ii) except to the extent permitted by Section 7(b), commence, or join with any creditor other than the Senior Lenders in commencing, any Bankruptcy Case.

                15. THE NOTEHOLDERS' WAIVERS. Each Noteholder waives: (a) any and all notice of the creation, modification, renewal, extension, or accrual of any of the Senior Indebtedness and notice of or proof of reliance by Senior Lenders upon this Agreement; (b) agrees not to assert against the Senior Lenders, any rights which a guarantor or surety could exercise, but nothing in this Agreement shall constitute any Noteholder as a guarantor or surety; and (c) prior to the time the Senior Indebtedness is Paid in Full, any right of subrogation, contribution, reimbursement, or indemnity which it may have against any Obligor arising directly or indirectly out of this Agreement.

                16. BINDING EFFECT; OTHER. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable, and shall remain in full force and effect until the Senior Indebtedness shall have been Paid in Full, but shall continue to be effective, or be reinstated, as the case may be, if any payment, or any part thereof, of any amount paid by or on behalf of any Obligor with regard to any Senior Indebtedness is rescinded or must otherwise be restored or returned upon or as a result of any Bankruptcy Case, or for any other reason, all as though such payments had not been made. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance, PROVIDED, HOWEVER, that, such waivers or amendments shall not require the signature of any Obligor but shall binding upon each Obligor as if each such Obligor were a signatory to such waiver or amendment. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that any actions arising out of or in connection with this Agreement shall be tried and litigated in the state and federal courts located in the County of New York, in the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

                17. PARTIES INTENDED TO BE BENEFITED. All of the understandings, covenants, and agreements contained herein are solely for the benefit of the Senior Agent, the Senior Lenders, the Trustee and the Noteholders, their respective successors and assigns, and future holders of the Senior Indebtedness and the Junior Indebtedness respectively, and there are no other parties, including any Obligor or any of their creditors, successors, or assigns, which are intended to be benefited, in any way, by this Agreement.

                18. NO LIMITATION INTENDED. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Senior Agent, the Senior Lenders, the Trustee and the Noteholders have with respect to any third parties. The Senior Agent, the Senior Lenders, the Trustee and the Noteholders hereby specifically reserve all of their respective rights against the Obligors and all other third parties.

                19. NOTICE. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered either in person or by registered, or certified United States mail, postage prepaid, by facsimile, or by recognized overnight courier service, addressed as follows:

                19.1 If to the Senior Agent, at:


                     FOOTHILL CAPITAL CORPORATION
                     2450 Colorado Avenue
                     Suite 3000 West
                     Santa Monica, California  90404
                     Attn:    Business Finance Division Manager
                     Fax No.  310-478-9788


                     with a copy to:


                     SCHULTE ROTH & ZABEL LLP
                     919 Third Avenue
                     New York, New York 10022
                     Attn:    Frederic L. Ragucci, Esq.
                     Fax No.  212-593-5955

                19.2 If to the Trustee, at:

                     U.S. Bank, National Association
                     180 East 5th Street
                     St. Paul, Minnesota  55101
                     Attn:    Corporate Trust Administration
                     Fax No.  651-244-0711

                19.3 If to the Obligors, at:


                     Abraxas Petroleum Corporation
                     500 North Loop 1604 East
                     Suite 100
                     San Antonio, Texas 78232
                     Attn:    Robert Carington
                     Fax No.  210-490-8816


                     with a copy to:


                     Cox & Smith Incorporated
                     112 East Pecan, Suite 1800
                     San Antonio, Texas 78205
                     Attn:    Steve R. Jacobs, Esq.
                     Fax No.  210-226-8395

or at such other address as may be substituted by notice given as herein provided. Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given when received.

                20. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                21. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement and understanding of each of the Secured Creditors, and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

                22. NO JOINT VENTURE. Each of the Secured Creditors acknowledges and confirms that this Agreement shall not create a joint venture, agency or fiduciary relationship.

                23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the parties each in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

                24. WAIVER OF JURY TRIAL. THE SENIOR AGENT, THE SENIOR LENDERS, THE TRUSTEE AND THE NOTEHOLDERS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE SENIOR AGENT, THE SENIOR LENDERS, THE TRUSTEE AND THE NOTEHOLDERS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER

INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE SENIOR AGENT, THE SENIOR LENDER, THE TRUSTEE AND THE NOTEHOLDERS HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

                25. SPECIFIC PERFORMANCE. Each of the parties agrees and acknowledges that in the event of any breach of this Agreement, the non-breaching party would be irrevocably harmed and would not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they made be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York or the United States District Court of the Southern District of New York, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such actions.

                26. LEGEND; FURTHER ASSURANCES.

                  (a) The Trustee and each Obligor will cause each Noteholder Document and any other instrument or agreement hereafter evidencing or guaranteeing any Junior Indebtedness to be indorsed with substantially the following legend:

            "The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Indebtedness (as defined in the Intercreditor and Subordination Agreement hereinafter referred
            to) pursuant to, and to the extent provided in, the Intercreditor and Subordination Agreement, dated as of January 23, 2003, among Foothill Capital Corporation, in its capacity as agent to the lenders from time to time party to the Loan and Security Agreement dated January 22, 2003, and U.S. Bank, National Association, as trustee to the holders of the 11-1/2% Secured Notes due 2007 of Abraxas Petroleum Corporation, Sandia Oil & Gas Corporation, Sandia Operating Corp., Eastside Coal Company, Inc., Western Associated Energy Corporation, Wamsutter Holdings Inc. and Grey Wolf Exploration Inc."

                  (b) The Noteholders and the Obligors will (i) mark their books or accounts or take such other action as shall be effective to give reasonable notice of the effect of this Agreement and (ii) in the case of any Junior Indebtedness which is not evidenced by any instrument, upon Senior Lenders' request, cause such Junior Indebtedness to be evidenced by an appropriate instrument or instruments indorsed with the above legend. The Noteholders and

Obligors will, at Obligors' expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the opinion of the Senior Lenders, desirable, or that the Senior Lenders may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Lenders to exercise and enforce their rights and remedies hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

                                          FOOTHILL CAPITAL CORPORATION,
                                          as Senior Agent

                                          /s/   JOSH EASTERLY
                                                --------------
                                                Vice President


                                          U.S. BANK, N.A.,
                                          as Trustee

                                          /s/   FRANK LESLIE
                                                --------------
                                                Vice President

            Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

            The undersigned agrees that any Secured Creditor holding Collateral does so as bailee (under the UCC) for each other Secured Creditors which has a lien on such Collateral and is hereby authorized to and may turn over to such other Secured Creditors upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Creditors have been fully paid and performed.

            Each of undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor and Subordination Agreement it is not a party hereto for purposes of receiving any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor and Subordination Agreement, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Secured Creditors to effectuate the provisions and purposes of the foregoing Intercreditor and Subordination Agreement.

ABRAXAS PETROLEUM CORPORATION

/s/  ROBERT W. CARINGTON, JR.
     ------------------------
     Executive Vice President


SANDIA OIL & GAS CORPORATION

/s/  ROBERT W. CARINGTON, JR.
     ------------------------
     Vice President


SANDIA OPERATING CORP.

/s/  ROBERT W. CARINGTON, JR.
     ------------------------
     Vice President


EASTSIDE COAL COMPANY, INC.

/s/  ROBERT W. CARINGTON, JR.
     ------------------------
     Vice President


WESTERN ASSOCIATED ENERGY CORPORATION

/s/  ROBERT W. CARINGTON, JR.
     ------------------------
     Vice President


WAMSUTTER HOLDINGS, INC.

/s/  ROBERT W. CARINGTON, JR.
     ------------------------
     Vice President



GREY WOLF EXPLORATION INC.

/s/  ROBERT W. CARINGTON, JR.
     ------------------------
     Vice President